UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 14, 2005

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:   (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.      Entry into a Material Definitive Agreement.

On September 14, 2005, the Executive Compensation Committee of the Registrant’s Board of Directors (the “Committee”) approved an increase in the base salary of Edward J. Resch, Executive Vice President and Chief Financial Officer, from $525,000 to $625,000 per annum, effective September 26, 2005.  There were no other changes made to the compensation Mr. Resch receives from the Registrant.  The base salary increase was approved by the Committee, but is not otherwise set forth in a written agreement between Mr. Resch and the Registrant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Charles C. Cutrell, III
Name:	Charles C. Cutrell, III
Title:	Executive Vice President, Secretary and General Counsel

Date: September 20, 2005